Exhibit 21.1
Set forth below are subsidiaries of ACE and their respective jurisdiction of ownership and percentage ownership, in each case as of December 31, 2014. Each of the named subsidiaries is not necessarily a significant subsidiary as defined in Rule 1-02(w) of Regulation S-X, and ACE has several additional subsidiaries not named below. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary at the end of the year covered by this report.

Name	Jurisdiction of Organization	Percentage Ownership
ACE Limited	Switzerland	Publicly held
ACE Insurance (Switzerland) Limited	Switzerland	100%
ACE Reinsurance (Switzerland) Limited	Switzerland	100%
ACE Group Management and Holdings Ltd.	Bermuda	100%
ACE Bermuda Insurance Ltd.	Bermuda	100%
Paget Reinsurance Ltd.	Bermuda	100%
ACE Capital Title Reinsurance Company	USA (New York)	100%
ACE Financial Solutions International, Ltd.	Bermuda	100%
ACE Bermuda International Insurance (Ireland) Limited (formerly ACE European Markets Insurance Limited)	Ireland	100%
Corporate Officers & Directors Assurance Ltd.	Bermuda	100%
Oasis Real Estate Company Ltd.	Bermuda	100%
Sovereign Risk Insurance Limited	Bermuda	100%
Sovereign Risk Insurance (Dubai) Limited	UAE (Dubai)	100%
ACE Realty Holdings Limited	Bermuda	100%
ACE Global Markets Limited	England & Wales	100%
ACE Group Holdings Limited	England & Wales	100%
ACE Tarquin	England & Wales	100%
ACE Capital V Limited	England & Wales	100%
ACE Leadenhall Limited	England & Wales	100%
ACE Underwriting Agencies Limited	England & Wales	100%
ACE London Group Limited	England & Wales	100%
ACE Capital Limited	England & Wales	100%
ACE Capital III Limited	England & Wales	100%
ACE Capital IV Limited	England & Wales	100%
ACE London Holdings Limited	England & Wales	100%
ACE Capital II Limited	England & Wales	100%
ACE London Investments Limited	England & Wales	100%
ACE London Aviation Limited	England & Wales	100%
ACE London Underwriting Limited	England & Wales	100%
ACE Underwriting Services Limited	England & Wales	100%
ACE London Services Limited	England & Wales	100%
ACE Capital VI Limited	England & Wales	100%
ACE Services Limited	Cayman Islands	100%
Oasis Insurance Services Ltd.	Bermuda	100%
ACE Tempest Life Reinsurance Ltd.	Bermuda	100%
ACE Europe Life Limited	England & Wales	100%
ACE Tempest Reinsurance Ltd.	Bermuda	100%
ACE Tempest Re Escritório de Representação no Brasil Ltda.	Brazil	100%

Oasis Investments Limited	Bermuda	67% 33% (ACE Bermuda Insurance Ltd.)
Oasis Investments 2 Ltd.	Bermuda	67% 33% (ACE Bermuda Insurance Ltd.)
ACE Group Holdings, Inc.	USA (Delaware)	100%
ACE (CR) Holdings	England & Wales	100%
ACE Capital VII Limited	England & Wales	100%
ACE (RGB) Holdings Limited	England & Wales	100%
ACE (CIDR) Limited	England & Wales	100%
Ridge Underwriting Agencies Limited	England & Wales	100%
ACE Asset Management Inc.	USA (Delaware)	100%
ACE Life Insurance Company	USA (Connecticut)	100%
ACE INA Holdings Inc.	USA (Delaware)	80% 20% (ACE Limited)
ACE Direct Marketing Company, Ltd.	Korea	100%
ACE Life Insurance Company Ltd.	Korea	100%
Combined Insurance Company of America	USA (Illinois)	100%
Combined Insurance Company of Europe Limited	Ireland	100%
Combined Life Insurance Company of New York	USA (New York)	100%
Huatai Insurance Group Company, Limited	China	5.8293% 9.7755% (ACE Tempest Reinsurance Ltd.) 4.3952% (ACE US Holdings, Inc.)
Huatai Life Insurance Company, Limited	China	79.5746% 20% (ACE INA Holdings Inc.)
INA Corporation	USA (Pennsylvania)	100%
INA Tax Benefits Reporting, Inc.	USA (Delaware)	100%
INA Financial Corporation	USA (Delaware)	100%
Brandywine Holdings Corporation	USA (Delaware)	100%
Cravens, Dargan & Company, Pacific Coast	USA (Delaware)	100%
Century Indemnity Company	USA (Pennsylvania)	100%
Century International Reinsurance Company Ltd.	Bermuda	100%
INA Holdings Corporation	USA (Delaware)	100%
INA International Holdings, LLC	USA (Delaware)	100%
ACE INA Properties, Inc.	USA (Delaware)	100%
Conference Facilities, Inc.	USA (Pennsylvania)	100%
INA Reinsurance Company, Ltd.	Bermuda	100%
ACE INA Financial Institution Solutions, Inc.	USA (Delaware)	100%
American Lenders Facilities, Inc.	USA (California)	100%
ESIS, Inc.	USA (Pennsylvania)	100%
ESIS Canada Inc.	Canada (Ontario)	100%

ACE Environmental Health and Safety Consulting (Shanghai) Company Limited	China	100%
ESIS Asia Pacific PTE. Ltd.	Singapore	100%
ESIS Academy PTE. Ltd.	Singapore	100%
Proclaim America, Inc.	USA (Texas)	51%
NewMarkets Insurance Agency, Inc.	USA (Delaware)	100%
ACE INA Excess and Surplus Insurance Services, Inc.	USA (Pennsylvania)	100%
ACE INA Excess and Surplus Insurance Services, Inc.	USA (California)	100%
ACE Financial Solutions, Inc.	USA (Delaware)	100%
ACE Risk Solutions, Inc.	USA (New York)	100%
Indemnity Insurance Company of North America	USA (Pennsylvania)	100%
ACE American Insurance Company	USA (Pennsylvania)	100%
Penn Millers Holding Corporation	USA (Pennsylvania)	100%
PMMHC Corp.	USA (Pennsylvania)	100%
Penn Millers Insurance Company	USA (Pennsylvania)	100%
Penn Millers Agency, Inc.	USA (Pennsylvania)	100%
Pacific Employers Insurance Company	USA (Pennsylvania)	100%
Illinois Union Insurance Company	USA (Illinois)	100%
Rain and Hail Insurance Service Incorporated	USA (Iowa)	100%
Agri General Insurance Company	USA (Iowa)	100%
Rain and Hail L.L.C.	USA (Iowa)	100%
Agri General Insurance Service, Inc.	USA (Iowa)	100%
Rain and Hail Insurance Service International, Inc.	USA (Iowa)	100%
Rain and Hail Holding Corporation	Canada	100%
Rain and Hail Insurance Service, Ltd.	Canada	100%
Rain and Hail Insurance Service de Mexico, S.A. de C.V.	Mexico	100%
Rain and Hail Financial, Inc.	USA (Iowa)	100%
INAMAR Insurance Underwriting Agency, Inc.	USA (New Jersey)	100%
INAMAR Insurance Underwriting Agency, Inc. of Texas	USA (Texas)	100%
Insurance Company of North America	USA (Pennsylvania)	100%
Bankers Standard Insurance Company	USA (Pennsylvania)	100%
Bankers Standard Fire and Marine Company	USA (Pennsylvania)	100%
ACE Property and Casualty Insurance Company	USA (Pennsylvania)	100%
ACE Fire Underwriters Insurance Company	USA (Pennsylvania)	100%
Atlantic Employers Insurance Company	USA (New Jersey)	100%
ACE Insurance Company of the Midwest	USA (Indiana)	100%

ACE Tempest Re USA, LLC	USA (Connecticut)	100%
ACE Structured Products, Inc.	USA (Delaware)	100%
Recovery Services International, Inc.	USA (Delaware)	100%
ACE INA International Holdings, Ltd.	USA (Delaware)	100%
Combined Life Insurance Company of Australia, Ltd.	Australia	100%
ACE Arabia Cooperative Insurance Company	Saudi Arabia	30%
ACE Servicios, S.A.	Panama	100%
ACE Life Insurance Company Ltd.	Bermuda	100%
ACE Jerneh Insurance Berhad	Malaysia	100%
FM HoldCo LLC	USA (Delaware)	100%
ACE Fianzas Monterrey, S.A.	Mexico	99.95% .05% (AFIA Finance Corporation)
Operadora FMA, S.A. de C.V.	Mexico	100%
INACOMB S.A. de C.V.	Mexico	100%
ACE Australia Holdings Pty Limited	Australia	100%
ACE Insurance Limited	Australia	100%
PT. ACE Life Assurance	Indonesia	98.21%
ACE Life Insurance Company Limited	Vietnam	100%
ACE Life Fund Management Company Limited	Vietnam	100%
ACE Insurance Company Limited	Vietnam	100%
ACE Seguradora S.A.	Brazil	100%
ACE Seguros Solucoes Corporativas S.A.	Brazil	100%
ACE Participações Ltda.	Brazil	99% 1% (AFIA Finance Corporation)
ACE Resseguradora S.A.	Brazil	100%
Servicios ACEINA, S.A. de C.V.	Mexico	99.9% .1% (AFIA Finance Corporation)
ACE Seguros S.A.	Argentina	96.8621% 3.12% (AFIA Finance Corporation)
ACE INA International Holdings Ltd. Agencia Chile	Chile	100%
ACE Seguros de Vida S.A.	Chile	95% 5% (AFIA Finance Corporation Agencia en Chile)
Ventas Personales Limitada	Chile	99% 1% (AFIA Finance Corporation Agencia en Chile)

ACE Seguros S.A.	Chile	85.83% 8.00% (AFIA Finance Corporation, Agencia en Chile) 5.95% (AFIA Finance Corp. Chile Limitada)
ACE Servicios Regionales Limitada	Chile	99% 1% (AFIA Finance Corporation Agencia en Chile)
PT ACE Jaya Proteksi	Indonesia	83% 17% (PT Adi Citra Mandiri)
PT Jaya Proteksi Takaful	Indonesia	51%
PT Jaya Prima Auto Center	Indonesia	75%
ACE INA Overseas Holdings, Inc.	USA (Delaware)	100%
ACE European Holdings Limited	England & Wales	100%
ACE Insurance Management (DIFC) Limited	Dubai International Financial Centre	100%
ACE European Holdings No 2 Limited	England & Wales	100%
ACE Insurance S.A.-N.V.	Belgium	99.94923% 0.05076% (ACE INA International Holdings, Ltd.)
ACE European Group Limited	England & Wales	69.1277% 30.8723% (ACE European Holdings Ltd.)
ACE Pension Trustee Limited	England & Wales	100%
ACE Russia Investments Limited	England & Wales	100%
LLC ACE Life Insurance	Russia	100%
CJSC ACE Insurance Company	Russia	100%
ACE Seguradora S.A.	Macau	99.9897%
ACE Holdings Limited	Cayman Islands	100%
ACE Insurance Company Egypt S.A.E.	Egypt	98.014% 0.551% (ACE INA Services UK Ltd) 0.551% (ACE European Holdings Ltd)
ACE Life Insurance Company S.A.E.	Egypt	98.35% 0.98% (ACE Holdings Limited) 0.67% (AFIA Finance Corporation)
ACE INA Berhad	Malaysia	100%

ACE Seguros S.A.	Colombia	35.801859% 46.682606% (Insurance Company of North America) 7.84194% (INA Financial Corporation) 5.752174% (AFIA Finance Corporation) 3.921353% (Century International Reinsurance Company, Ltd)
ACE Seguros S.A.	Ecuador	100%
ACE Seguros S.A.	Mexico	100%
ACE Seguros S.A.	Panama	100%
ACE Seguros S.A. (formerly Altas Cumbres Compañía de Seguros de Vida )	Peru	100%
Eksupsiri Company Limited	Thailand	49% 50.99% (Nam Ek)
ACE Life Assurance Public Co. Ltd.	Thailand	75.01% 24.99% (Oriental Equity Holdings)
The Siam Commercial Samaggi Insurance PCL	Thailand	93.03%
Nam Ek Company Limited	Thailand	49%
Eksupsiri Company Limited	Thailand	50.99% 49% (AIIH)
Siam Marketing & Analytics Company Limited	Thailand	50.99% 49% (ACE Asia Pacific Services Pte. Limited)
Siam Liberty Insurance Broker Co., Ltd.	Thailand	74.8% 24.99% (AFIA Finance Corporation)
ACE Insurance Limited	South Africa	100%
ACE Insurance Limited	New Zealand	100%
ACE Brazil Holdings, Ltd.	Delaware	100%
ACE International Management Corporation	Pennsylvania	100%
Cover Direct, Inc.	USA (Delaware)	100%
PT Adi Citra Mandiri	Indonesia	100%
ACE INA G.B. Holdings, Ltd	USA (Delaware)	100%
ACE INA Services U.K. Limited	United Kingdom	100%
Century Inversiones, S.A.	Panama	100%
ACE Arabia Insurance Company Limited B.S.C. (C)	Bahrain	50%
ACE Insurance Limited	Pakistan	100%
ACE INA Overseas Insurance Company Ltd.	Bermuda	100%
ACE Canada Holdings, Inc.	USA (Delaware)	100%
INACAN Holdings Ltd.	Canada (Ontario)	100%
ACE INA Insurance	Canada	100%
ACE INA Life Insurance	Canada	100%
ACE Tempest Re Canada Inc.	Canada (Quebec)	100%
ACE Insurance Limited	Singapore	100%

ACE Insurance	Japan	100%
ACE Chintai SSI	Japan	100%
H.S. Life Small Amount & Short Term Ins. Co. Ltd.	Japan	12.5%
ACE Marketing Group, C.A.	Venezuela	100%
ACE Insurance Company	Puerto Rico	100%
ACE Insurance Agency, Inc.	Puerto Rico	100%
ACE Insurance Limited	Hong Kong	100%
ACE Alternative Risk Ltd. (formerly ACE Risk Management International Ltd.)	Bermuda	100%
DELPANAMA S.A.	Panama	100%
INAMEX S.A.	Mexico	100%
Oriental Equity Holdings Limited	British Virgin Islands	100%
AFIA Finance Corporation	USA (Delaware)	100%
AFIA Finance Corporation Agencia en Chile	Chile	100%
AFIA Venezolana C.A.	Venezuela	100%
ACE Servicios S.A.	Argentina	95% 5% (ACE INA Int'l Holdings)
AFIA Finance Corp. Chile Limitada	Chile	98% 2% (ACE INA Int'l Holdings)
Pembroke Reinsurance, Inc.	USA (Delaware)	100%
RIYAD Insurance Co. Ltd.	Bermuda	80%
ACE Asia Pacific Services Pte. Ltd. (formerly Safire Private Limited)	Singapore	100%
ACE Asia Pacific Services Sdn Bhd	Malaysia	100%
AFIA (INA) Corporation, Limited	USA (Delaware)	100%
AFIA	Unincorporated Association	60% 40% AFIA (ACE)
AFIA (ACE) Corporation, Limited	USA (Delaware)	100%
INAVEN, C.A. “Venezuela”	Venezuela	100%
Ally Insurance Holdings LLC	USA (Delaware)	100%
ABA Seguros, S.A. de C.V.	Mexico	100%
ABA Servicios Corporativos, S.A. de C.V.	Mexico	100%
ABA Mexico Holdings LLC	USA (Delaware)	100%
ABA Garantias S.A. de C.V.	Mexico	100%
ACE US Holdings, Inc.	USA (Delaware)	100%
Rhea International Marketing (L), Inc.	Malaysia	60%
Westchester Fire Insurance Company (F/K/A ACE Indemnity Insurance Company)	USA (Pennsylvania)	100%
Westchester Surplus Lines Insurance Company	USA (Georgia)	100%
Westchester Specialty Insurance Services, Inc.	USA (Nevada)	100%